Exhibit (e)(2)(x)

Schedules A and B to

Amended and Restated Distribution Contract

Amended as of January 4, 2018

Schedule A

ASHMORE FUNDS

Separate Series

Fund Name

Ashmore Emerging Markets Corporate Debt Fund

Ashmore Emerging Markets Local Currency Bond Fund

Ashmore Emerging Markets Short Duration Fund

Ashmore Emerging Markets Total Return Fund

Ashmore Emerging Markets Equity Fund (formerly Ashmore Emerging Markets Value Fund)

Ashmore Emerging Markets Small-Cap Equity Fund

Ashmore Emerging Markets Frontier Equity Fund

Ashmore Emerging Markets Active Equity Fund

Dated as of: January 4, 2018

Schedule B

ASHMORE FUNDS

Share Classes

All Funds

Institutional Class

Class A

Class C

Dated as of: January 4, 2018

[signature page follows]

[Schedules A and B to Distribution Contract]

IN WITNESS WHEREOF, ASHMORE FUNDS and ASHMORE INVESTMENT MANAGEMENT (US) CORPORATION have each caused these amended Schedules A and B to the Distribution Contract to be signed in its behalf by its duly authorized representative, as of the date hereof.

ASHMORE FUNDS

By:	/s/ Kevin Hourihan
Name:	Kevin Hourihan
Title:	Authorized Signer

ASHMORE INVESTMENT MANAGEMENT (US) CORPORATION

By:	/s/ Thomas Hyde
Name:	Thomas Hyde
Title:	Director/Chief Accounting Officer

Date: January 4, 2018

[Schedules A and B to Distribution Contract]